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                                                                    EXHIBIT 99.6

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9


GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER - Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer.

-------------------------------------------------------------        ----------------------------------------------------
 For this type of account:                 Give the                   For this type of account:   Give the EMPLOYER
                                           SOCIAL SECURITY                                        IDENTIFICATION
                                           number of -                                            number of -
-------------------------------------------------------------        ----------------------------------------------------
 1. An individual's account                The individual                9. A valid trust,       The legal entity (do
                                                                            estate or pension    not furnish the
                                                                            trust                identifying number of
                                                                                                 the personal
                                                                                                 representative or
                                                                                                 trustee unless the
                                                                                                 legal entity itself is
                                                                                                 not designated in the
                                                                                                 account title)(5)

 2. Two or more individuals (joint         The actual owner of the       10.  Corporate account  The corporation
    account)                               account or, if combined
                                           funds, any one of the
                                           individuals(1)

 3. Husband and wife (joint account)       The actual owner of the
                                           account or, if joint
                                           funds, either person(1)

 4. Custodian account of a minor           The minor(2)                  11.  Partnership        The partnership
    (Uniform Gift to Minors Act)                                              account held in
                                                                              the name of the
                                                                              business

 5. Adult and minor (joint account)        The adult or, if the          12.  Association,       The organization
                                           minor is the only                  club, religious,
                                           contributor, the                   charitable,
                                           minor(1)                           educational or
                                                                              other tax-exempt
                                                                              organization

 6. Account in the name of guardian or     The ward, minor or            13.  A broker or        The broker or nominee
    committee for a designated ward,       incompetent person(3)              registered
    minor or incompetent person                                               nominee

 7. a. The usual revocable savings trust   The grantor-trustee(1)        14.  Account with the   The public entity
       account (grantor is also trustee)                                      Department of
                                                                              Agriculture in
                                                                              the name of a
                                                                              public entity
    b. So-called trust account that is     The actual owner(1)                (such as a State
       not a legal or valid trust under                                       or local
       state law                                                              government,
                                                                              school district
                                                                              or prison) that
 8. Sole proprietorship account            The owner(4)                       receives
                                                                              agricultural
                                                                              program payments

-------------------------------------------------------------        ----------------------------------------------------

(1) List first and circle the name of the person whose number you furnish.
(2) Circle the minor's name and furnish the minor's social security number.
(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.
(4) You must show your individual name, but you may also enter your business or "doing business as" name. You may use either your social security number or employer identification number.
(5) List first and circle the name of the legal trust, estate or pension trust.

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.
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            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

                                     PAGE 2

OBTAINING A NUMBER

If you don't have a taxpayer identification number or you don't know your number, obtain Internal Revenue Service Form SS-5 (Application for Social Security Number Card) or Form SS-4 (Application for Employer Identification Number) from your local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

Payees specifically exempted from backup withholding on ALL payments include the following:
o        A corporation.
o        A financial institution.
o An organization exempt from tax under Section 501(a) of the Internal Revenue Code of 1986, as amended (the "Code"), or an individual retirement plan or a custodial account under Section 403(b)(7) of the Code.
o        The United States or any agency or instrumentality thereof.
o A State, the District of Columbia, a possession of the United States or any subdivision or instrumentality thereof.
o A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.
o An international organization or any agency or instrumentality thereof.
o A registered dealer in securities or commodities registered in the United States or a possession of the United States.
o        A real estate investment trust.
o A common trust fund operated by a bank under Section 584(a) of the Code.
o An exempt charitable remainder trust, or a non-exempt trust described in Section 4947(a)(1) of the Code.
o An entity registered at all times under the Investment Company Act of 1940.
o        A foreign central bank of issue.

PAYMENTS EXEMPT FROM BACKUP WITHHOLDING

Payments of dividends and patronage dividends not generally subject to backup withholding include the following:
o Payments to nonresident aliens subject to withholding under Section 1441 of the Code.
o Payments to partnerships not engaged in a trade or business in the United States and which have at least one nonresident partner.
o Payments of patronage dividends where the amount received is not paid in money.
o        Payments made by certain foreign organizations.
o        Payments made to a nominee.
Payments of interest not generally subject to backup withholding include the following:
o Payments of interest on obligations issued by individuals. NOTE: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.
o Payments of tax-exempt interest (including exempt interest dividends under Section 852 of the Code).
o Payments described in Section 6049(b)(5) of the Code to nonresident aliens.
o        Payments on tax-free covenant bonds under Section 1451 of the Code.
o        Payments made by certain foreign organizations.
o        Payments made to a nominee.

Exempt payees described above should file Substitute Form W-9 to avoid possible erroneous backup withholding. FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER. IF YOU ARE A NONRESIDENT ALIEN OR A FOREIGN ENTITY NOT SUBJECT TO BACKUP WITHHOLDING, FILE WITH PAYER A COMPLETED INTERNAL REVENUE FORM W-8 (CERTIFICATE OF FOREIGN STATUS).

  Certain payments other than interest, dividends, and patronage dividends that are not subject to information reporting are also not subject to backup withholding. For details, see Sections 6041, 6041A(a), 6045, and 6050A of the Code.

PRIVACY ACT NOTICE - Section 6109 of the Code requires most recipients of dividend, interest or other payments to give taxpayer identification numbers to payers who must report the payments to the Internal Revenue Service. The Internal Revenue Service uses the numbers for identification purposes and to help verify the accuracy of your tax return. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 31% of taxable interest, dividends and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES

(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER - If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure, unless your failure is due to reasonable cause and not to willful neglect.

(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING - If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION - Wilfully falsifying certifications or affirmations may subject you to criminal penalties, including fines and/or imprisonment.

(4) FAILURE TO REPORT CERTAIN DIVIDEND AND INTEREST PAYMENTS - If you fail to include any portion of an includable payment for interest, dividends, or patronage dividends in gross income, such failure will be subject to a penalty of 5% on any portion of an under-payment attributable to that failure unless there is clear and convincing evidence to the contrary.

FOR ADDITIONAL INFORMATION CONTACT YOUR OWN TAX ADVISOR OR THE INTERNAL REVENUE SERVICE